Exhibit 8.1

2000 Pennsylvania Ave., NW Washington, D.C. 20006-1888 Telephone: 202.887.1500 Facsimile: 202.887.0763 www.mofo.com morrison foerster llp

beijing, berlin, brussels, denver,
hong kong, london, los angeles,
new york, northern virginia,
palo alto, sacramento, san diego,
san francisco, shanghai, singapore,
tokyo, washington, d.c.

June 14, 2018

Jernigan Capital, Inc.

6410 Poplar Avenue, Suite 650

Memphis, Tennessee 38119

Re:	Jernigan Capital, Inc. —
Status as a Real Estate Investment Trust;
Information in Registration Statement and Prospectus under Heading
Material U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as counsel to Jernigan Capital, Inc., a Maryland corporation (the “Company”), Jernigan Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Company”) and JCAP Advisors, LLC, a Florida limited liability company (the “Manager”) in connection with the issuance and sale by the Company of 4,600,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the terms of the Underwriting Agreement, dated June 12, 2018 (the “Underwriting Agreement”), by and among the Company, the Operating Company, the Manager and the several underwriters named in Schedule I thereto (the “Underwriters”), for whom Raymond James & Associates, Inc., Jefferies LLC and KeyBanc Capital Markets Inc. are acting as representatives (the “Representatives”). The Shares are the subject of a registration statement (the “Registration Statement”) on Form S-3, File No. 333-212049, as filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) including as supplemented by the current report on Form 8-K (the “Form 8-K”) dated March 7, 2018, as filed by the Company with the Commission, the base prospectus dated June 24, 2016 (the “Base Prospectus”), the preliminary prospectus supplement dated June 11, 2018 (together with the Base Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement dated June 12, 2018 (together with the Base Prospectus, the “Prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

Jernigan Capital, Inc.

June 14, 2018

Although you may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, you may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Registration Statement, (ii) the Prospectus, and (iii) a certificate executed by a duly appointed officer of the Company (the “Officer’s Certificate”) setting forth certain factual representations, dated June 14, 2018. In addition, we have examined and relied upon such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Our opinion is based on (a) our understanding of the facts as represented to us in the Officer’s Certificate and (b) the assumption that (i) the Company and its subsidiaries have valid legal existences under the laws of the states in which they were formed and have operated in accordance with the laws of such states, (ii) the Company operates, and will continue to be operated, in the manner described in the Officer’s Certificate, (iii) the factual representations contained in the Registration Statement and Prospectus are true and complete in all material respects, (iv) all representations of fact contained in the Officer’s Certificate are true and complete and (v) any representation of fact in the Officer’s Certificate that is made “to the knowledge of” or similarly qualified is correct without such qualification. While we have made such inquiries and investigations as we have deemed necessary, we have not undertaken an independent inquiry into or verification of all such facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, and nothing has come to our attention that would cause us to question the accuracy of such representations, there is no assurance that they are or will ultimately prove to be accurate.

We note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a “real estate investment trust” (“REIT”) for federal income tax purposes depends upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986 (as amended, the “Code”). To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Jernigan Capital, Inc.

June 14, 2018

Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

Based upon, and subject to, the foregoing and the following paragraph below, we are of the opinion that, as of the date hereof:

1.	Commencing with its taxable year ended December 31, 2015 through its taxable year ended December 31, 2017, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2018 and thereafter.

2.	We have reviewed the statements included or incorporated by reference in the Registration Statement and Prospectus, in each case under the headings “Material U.S. Federal Income Tax Considerations,” as supplemented by the Form 8-K, and, insofar as such statements pertain to matters of law or legal conclusions, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Jernigan Capital, Inc.

June 14, 2018

Very truly yours,

/s/ Morrison & Foerster LLP